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                              STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                    American Radio Systems Corporation

                                                EXHIBIT 11

In thousands except per share data
                                                         Year Ended      Year Ended       Year Ended
                                                       December 31,     December 31,     December 31,
                                                           1994             1995             1996
                                                           ----             ----             ----

PRIMARY:

Weighted average shares of common stock ..............      8,705           11,853           19,549
Add  common stock equivalents in the form of stock
   options and warrants (using treasury stock method)         633              793              961
                                                         --------         --------         --------
Weighted average common stock and common stock
   equivalents .......................................      9,338           12,646           20,510
                                                         ========         ========         ========
Net income (loss):
     Income (loss) before extraordinary loss after
       dividends .....................................   $ (1,960)        $  8,290         $    162
     Extraordinary loss ..............................     (1,160)            (817)
                                                         --------         --------         --------
     Net income (loss) applicable to common
       stockholders ..................................   $ (3,120)        $  7,473         $    162
                                                         ========         ========         ========
Primary per common share amounts:
     Income (loss) before extraordinary loss .........   $   (.21)        $    .65         $    .01
     Extraordinary loss ..............................       (.12)            (.06)
     Net income (loss) applicable to common
       stockholders ..................................       (.33)             .59              .01

FULLY DILUTED (not presented due to anti-dilution):

Weighted average shares of common stock ..............      8,705           11,853           19,549
Add common stock equivalents in the form of stock
   options and warrants (using treasury stock method)         633              793              961
                                                         --------         --------         --------

Assumed conversion of preferred stock                         --                --            1,675

Weighted average common stock and common stock
   equivalents .......................................      9,338           12,646           22,185
                                                         ========         ========         ========
Net income (loss):
     Income (loss) before extraordinary loss after
       dividends .....................................   $ (1,960)        $  8,290         $    162

     Add convertible preferred dividends                       --               --            4,973
                                                         --------         --------         --------
     Income (loss) after redeemable stock
       dividends before extraordinary loss                 (1,960)           8,290            5,135

     Extraordinary loss ..............................     (1,160)            (817)
                                                         --------         --------         --------
     Net income (loss) applicable to common
       stockholders ..................................   $ (3,120)        $  7,473         $  5,135
                                                         ========         ========         ========
Fully diluted per common share amounts:
     Income (loss) before extraordinary loss .........   $   (.21)        $    .65         $    .23
     Extraordinary loss ..............................       (.12)            (.06)
     Net income (loss) applicable to common
       stockholders ..................................       (.33)             .59              .23


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